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                                                                Exhibit 99.1

FAX
Christopher E. Brown
Goodwin Procter LLP
FAX: 617 523 1231

Mail to:

Christopher E. Brown
Goodwin Procter LLP
Exchange Place
Boston, MA 02109


                    CONSENT OF INFONETICS RESEARCH, INC.


     We consent to the use in this Registration Statement of Optium Corporation on Form S-1 of information derived from our report "ROADM Equipment and Components Market Outlook-Worldwide Market Size and Forecasts" dated January 31, 2005 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us in the Prospectus.



Infonetics Research, Inc.






/s/ Michael V Howard
--------------------------------------------
Name: Michael V Howard
Title: Principal Analyst and Co-founder
Date: 3 August 2006


MICHAEL HOWARD, Principal Analyst & Co-Founder
INFONETICS RESEARCH, INC.
900 East Hamilton Ave, Suite 230, Campbell CA 95008 USA
+1 408.583.3351
+1 408.583.0031 fax
+1 408.483.4586 mobile
+1 707.539.5560 home office

michael@infonetics.com
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www.infonetics.com
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